Exhibit 99.1

Final NEWS RELEASE

APA Corporation Announces Third-Quarter 2022

Financial and Operational Results

Key Takeaways

•	Generated net cash from operating activities of $1.104 billion, adjusted EBITDAX of $1.690 billion, and free cash flow of $609 million for the quarter;

•	Reported production of 382,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 310,000 BOE per day;

•	Production in the U.S. exceeded expectations, driven by strong performance across the Permian Basin;

•	Repurchased 10 million shares of APA common stock during the quarter at an average price of $33.85;

•	Announced a doubling of the quarterly dividend to an annualized rate of $1.00 per share;

•	Announced first oil discovery on Block 53 offshore Suriname at Baja; and

•	Achieved 2022 ESG goal to reduce routine upstream flaring in Egypt by 40%.

HOUSTON, Nov. 2, 2022 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the third-quarter 2022.

APA reported net income attributable to common stock of $422 million, or $1.28 per diluted share. When adjusted for items that impact the comparability of results, APA’s third-quarter earnings were $651 million, or $1.97 per diluted share. Net cash provided by operating activities was $1.104 billion, and adjusted EBITDAX was $1.690 billion.

“APA’s diversified and unhedged portfolio delivered another strong quarter, generating $609 million of free cash flow,” said John J. Christmann IV, APA’s CEO and president. “Global production was in line with expectations, as excellent Permian Basin performance offset weakness in North Sea production that was heavily impacted by unplanned downtime.”

Third-Quarter Summary

Third-quarter reported production was 382,000 BOE per day, and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 310,000 BOE per day. APA’s third-quarter upstream capital investment was $492 million, which was below guidance of $515 million.

Permian Basin operations drove the strong third-quarter results through a combination of performance and timing of new well completions, strong base production, and relatively minimal downtime.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

In Egypt, after a significant ramp in drilling activity spanning the last five quarters, the pace of well completions continues to improve, and third-quarter new well connections exceeded guidance. Production in the North Sea was down due to planned seasonal turnarounds and was subsequently impacted by significant unplanned downtime. In October, North Sea production returned to more normalized levels.

In Suriname, the company announced a discovery at Baja on Block 53 during the quarter. Currently, appraisal and exploration activities continue on Block 58 at Sapakara South 2 and Awari, respectively.

Capital Return to Shareholders and Debt Reduction Progress

Since the inception of APA’s capital return framework in October 2021, the company has repurchased 55.2 million shares at an average price of $31.33 through the end of the third quarter. For the full-year 2022, APA expects to generate approximately $2.7 billion of free cash flow, of which, at least $1.6 billion will be returned to shareholders in the form of dividends and share buybacks.

The company continues to strengthen the balance sheet. Since mid-2021, $3.1 billion in bond debt has been eliminated, including the recent redemption of $123 million of notes due January 2023, through tender offers, open market repurchases and early redemptions.

2022 Capital and Fourth-Quarter Production Guidance

APA’s full-year capital investment guidance remains unchanged at $1.725 billion. The company expects fourth-quarter adjusted production to be in the range of 328,000 to 332,000 BOE per day, up more than 5% from the third quarter, with the increase expected to be driven by higher oil production across its assets.

ESG Progress

APA has made significant progress on its 2022 ESG goals, achieving an environmental target to reduce Egypt upstream routine flaring by at least 40% ahead of schedule. The company also continues to implement new projects to eliminate at least 1 million tonnes of annualized CO2e emissions by year-end 2024.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

Conference Call

APA will host a conference call to discuss its third-quarter 2022 results at 10 a.m. Central time, Thursday, Nov. 3. The conference call will be webcast from APA’s website at www.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and the Dominican Republic. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Additional details regarding Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified

APA CORPORATION ANNOUNCES THIRD-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2021, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APA CORPORATION ANNOUNCES THIRD-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

Contacts

Investor:   (281) 302-2286   Gary Clark

Media:      (713) 296-7189   Alexandra Franceschi

Website:    www.apacorp.com

Click here for the full release with quarterly financial statements.

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,672	$1,182	$5,252	$3,314
Natural gas revenues	428	293	1,241	831
Natural gas liquids revenues	202	210	654	485

	2,302	1,685	7,147	4,630
Purchased oil and gas sales	585	374	1,456	1,056

Total revenues	2,887	2,059	8,603	5,686
Derivative instrument gain (loss), net	(44)	—	(138)	45
Gain (loss) on divestitures, net	31	(2)	1,180	65
Loss on previously sold Gulf of Mexico properties	—	(446)	—	(446)
Other, net	(2)	40	107	175

	2,872	1,651	9,752	5,525

OPERATING EXPENSES:
Lease operating expenses	364	316	1,067	891
Gathering, processing, and transmission	99	68	274	187
Purchased oil and gas costs	573	396	1,452	1,152
Taxes other than income	82	54	230	149
Exploration	95	34	193	109
General and administrative	69	70	314	239
Transaction, reorganization, and separation	4	4	21	8
Depreciation, depletion, and amortization:
Oil and gas property and equipment	300	306	847	940
Other assets	10	29	32	88
Asset retirement obligation accretion	29	29	87	85
Impairments	—	18	—	18
Financing costs, net	75	205	303	422

	1,700	1,529	4,820	4,288

NET INCOME BEFORE INCOME TAXES	1,172	122	4,932	1,237
Current income tax provision	357	183	1,164	463
Deferred income tax provision (benefit)	285	(31)	225	(54)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	530	(30)	3,543	828
Net income attributable to noncontrolling interest - Egypt	108	49	368	132
Net income attributable to noncontrolling interest - Altus	—	4	14	32
Net income (loss) attributable to Altus Preferred Unit limited partners	—	30	(70)	73

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$422	$(113)	$3,231	$591

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.28	$(0.30)	$9.54	$1.56
Diluted	$1.28	$(0.30)	$9.51	$1.53

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	329	379	339	378
Diluted	330	379	340	379

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.0625	$0.50	0.1125

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	3Q22 to 2Q22	3Q22 to 3Q21	September 30, 2022	September 30, 2021
OIL VOLUME - Barrels per day
United States	72,351	64,759	75,526	12%	-4%	68,926	75,384
Egypt (1, 2)	81,095	85,502	69,830	-5%	16%	83,857	71,052
North Sea	25,160	32,493	33,783	-23%	-26%	30,928	36,398

International (1)	106,255	117,995	103,613	-10%	3%	114,785	107,450

Total (1)	178,606	182,754	179,139	-2%	0%	183,711	182,834

NATURAL GAS VOLUME - Mcf per day
United States	489,107	457,459	546,058	7%	-10%	474,777	531,695
Egypt (1, 2)	318,945	346,424	243,294	-8%	31%	350,400	259,108
North Sea	18,822	42,802	33,752	-56%	-44%	33,291	40,061

International (1)	337,767	389,226	277,046	-13%	22%	383,691	299,169

Total (1)	826,874	846,685	823,104	-2%	0%	858,468	830,864

NGL VOLUME - Barrels per day
United States	64,958	59,267	70,962	10%	-8%	61,990	65,805
Egypt (1, 2)	—	297	496	NM	NM	261	544
North Sea	558	1,195	1,200	-53%	-54%	1,080	1,220

International (1)	558	1,492	1,696	-63%	-67%	1,341	1,764

Total (1)	65,516	60,759	72,658	8%	-10%	63,331	67,569

BOE per day
United States	218,826	200,269	237,498	9%	-8%	210,045	229,805
Egypt (1, 2)	134,253	143,536	110,875	-6%	21%	142,518	114,780
North Sea	28,855	40,822	40,608	-29%	-29%	37,557	44,295

International (1)	163,108	184,358	151,483	-12%	8%	180,075	159,075

Total (1)	381,934	384,627	388,981	-1%	-2%	390,120	388,880

Total excluding noncontrolling interests	337,093	336,756	351,955	0%	-4%	342,584	350,556

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	27,082	28,516	23,309			27,971	23,716
Gas (Mcf/d)	106,553	115,534	81,309			116,869	86,564
NGL (b/d)	—	99	165			87	181
BOE per day	44,841	47,871	37,026	-6%	21%	47,536	38,324

(2) Egypt Gross Production
Oil (b/d)	133,607	141,432	134,128			136,476	134,976
Gas (Mcf/d)	510,260	555,694	564,354			554,268	581,859
NGL (b/d)	—	464	776			397	846
BOE per day	218,650	234,512	228,963	-7%	-5%	229,251	232,799

NM - not meaningful

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	3Q22 to 2Q22	3Q22 to 3Q21	September 30, 2022	September 30, 2021
OIL VOLUME - Barrels per day
United States	72,351	64,759	75,526	12%	-4%	68,926	75,384
Egypt	37,584	37,934	35,450	-1%	6%	38,096	36,402
North Sea	25,160	32,493	33,783	-23%	-26%	30,928	36,398

International	62,744	70,427	69,233	-11%	-9%	69,024	72,800

Total	135,095	135,186	144,759	0%	-7%	137,950	148,184

NATURAL GAS VOLUME - Mcf per day
United States	489,107	457,459	546,058	7%	-10%	474,777	531,695
Egypt	147,831	152,775	133,750	-3%	11%	158,603	143,775
North Sea	18,822	42,802	33,752	-56%	-44%	33,291	40,061

International	166,653	195,577	167,502	-15%	-1%	191,894	183,836

Total	655,760	653,036	713,560	0%	-8%	666,671	715,531

NGL VOLUME - Barrels per day
United States	64,958	59,267	70,962	10%	-8%	61,990	65,805
Egypt	—	133	260	NM	NM	119	290
North Sea	558	1,195	1,200	-53%	-54%	1,080	1,220

International	558	1,328	1,460	-58%	-62%	1,199	1,510

Total	65,516	60,595	72,422	8%	-10%	63,189	67,315

BOE per day
United States	218,826	200,269	237,498	9%	-8%	210,045	229,805
Egypt	62,223	63,530	58,002	-2%	7%	64,649	60,655
North Sea	28,855	40,822	40,608	-29%	-29%	37,557	44,295

International	91,078	104,352	98,610	-13%	-8%	102,206	104,950

Total	309,904	304,621	336,108	2%	-8%	312,251	334,755

NM - not meaningful

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
AVERAGE OIL PRICE PER BARREL
United States	$94.62	$110.98	$69.69	$100.06	$64.38
Egypt	99.04	115.97	72.37	106.19	66.97
North Sea	101.85	113.77	74.94	105.59	66.93
International	99.84	115.40	73.20	106.02	66.96
Total	97.81	113.79	71.72	103.81	65.90

AVERAGE NATURAL GAS PRICE PER MCF
United States	$6.67	$6.75	$3.75	$5.89	$3.67
Egypt	2.87	2.78	2.82	2.82	2.80
North Sea	24.12	18.15	13.40	24.59	9.13
International	4.13	4.33	4.11	4.59	3.65
Total	5.62	5.65	3.87	5.31	3.66

AVERAGE NGL PRICE PER BARREL
United States	$32.97	$39.79	$30.85	$36.36	$25.75
Egypt	—	75.14	52.02	76.80	44.73
North Sea	70.42	71.71	56.64	72.86	48.32
International	70.42	72.17	55.29	73.40	47.22
Total	33.39	40.97	31.42	37.47	26.32

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Unproved leasehold impairments	$16	$5	$22	$26
Dry hole expense	66	16	107	41
Geological and geophysical expense	1	4	19	14
Exploration overhead and other	12	9	45	28

	$95	$34	$193	$109

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,104	$771	$3,530	$2,411

Additions to upstream oil and gas property	(431)	(235)	(1,198)	(796)
Acquisition of Delaware Basin properties	(563)	—	(563)	—
Proceeds from sale of oil and gas properties	27	58	778	239
Proceeds from sale of Kinetik shares	—	—	224	—
Deconsolidation of Altus cash and cash equivalents	—	—	(143)	—
Other, net	57	28	8	15

Net cash used in investing activities	$(910)	$(149)	$(894)	$(542)

Proceeds from (payments on) revolving credit facilities, net	245	440	(22)	290
Proceeds from Altus credit facility, net	—	—	—	33
Payments on Apache fixed-rate debt	—	(1,775)	(1,370)	(1,795)
Distributions to noncontrolling interest - Egypt	(78)	(143)	(237)	(203)
Distributions to Altus Preferred Unit limited partners	—	(11)	(11)	(34)
Treasury stock activity, net	(332)	—	(884)	—
Dividends paid to APA common stockholders	(41)	(9)	(127)	(28)
Other	(2)	4	(19)	(17)

Net cash used in financing activities	$(208)	$(1,494)	$(2,670)	$(1,754)

SUMMARY BALANCE SHEET INFORMATION
	September 30, 2022	December 31, 2021
Cash and cash equivalents	$268	$302
Other current assets	2,867	2,078
Property and equipment, net	8,996	8,335
Decommissioning security for sold Gulf of Mexico properties	376	640
Other assets	1,122	1,948

Total assets	$13,629	$13,303

Current debt	$125	$215
Current liabilities	2,859	1,902
Long-term debt	5,404	6,638
Long-term debt - Altus	—	657
Decommissioning contingency for sold Gulf of Mexico properties	801	1,086
Deferred credits and other noncurrent liabilities	2,889	2,810
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	—	712
APA shareholders’ equity (deficit)	600	(1,595)
Noncontrolling interest - Egypt	951	820
Noncontrolling interest - Altus	—	58

Total Liabilities and equity	$13,629	$13,303

Common shares outstanding at end of period	324	347

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Costs incurred in oil and gas property:
Asset and leasehold acquisitions
Proved	$574	$—	$583	$3
Unproved	34	3	51	6
Exploration and development	552	270	1,463	858

Total Costs incurred in oil and gas property	$1,160	$273	$2,097	$867

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$1,160	$273	$2,097	$867
Property acquisitions	(601)	—	(601)	—
Asset retirement obligations settled vs. incurred - oil and gas property	10	9	24	17
Capitalized interest	(5)	(2)	(13)	(6)
Exploration seismic and administration costs	(13)	(13)	(64)	(42)

Upstream capital investment including noncontrolling interest - Egypt	$551	$267	$1,443	$836
Less noncontrolling interest - Egypt	(59)	(39)	(162)	(108)

Total Upstream capital investment	$492	$228	$1,281	$728

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,104	$771	$3,530	$2,411
Changes in operating assets and liabilities	134	95	248	58

Cash flows from operations before changes in operating assets and liabilities	$1,238	$866	$3,778	$2,469
Adjustments to free cash flow:
Altus Midstream cash flows from operations before changes in operating assets and liabilities	—	(53)	—	(148)
Upstream capital investment including noncontrolling interest - Egypt	(551)	(267)	(1,443)	(836)
Distributions to Sinopec noncontrolling interest	(78)	(143)	(237)	(203)

Upstream free cash flow	$609	$403	$2,098	$1,282
Cash dividends received from Altus Midstream	—	18	—	56

Free cash flow	$609	$421	$2,098	$1,338

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net cash provided by operating activities	$1,104	$1,535	$771	$3,530	$2,411
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	13	18	13	64	42
Current income tax provision	357	415	183	1,164	463
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	3	59	(8)	91	6
Changes in operating assets and liabilities	134	(149)	95	248	58
Financing costs, net	75	76	100	236	318
Transaction, reorganization & separation costs	4	3	4	21	8

Adjusted EBITDAX (Non-GAAP)	$1,690	$1,957	$1,158	$5,354	$3,306

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by APA or any of APA’s other subsidiaries.

	September 30, 2022			December 31, 2021
	APA	Altus	APA	APA	Altus	APA
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Current debt	$125	$—	$125	$215	$—	$215
Long-term debt	5,404	—	5,404	6,638	—	6,638
Long-term debt - Altus	—	—	—	—	657	657

Total debt	5,529	—	5,529	6,853	657	7,510
Cash and cash equivalents	268	—	268	170	132	302

Net debt	$5,261	$—	$5,261	$6,683	$525	$7,208

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	September 30, 2022				September 30, 2021
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income (loss) including noncontrolling interests (GAAP)	$1,172	$(642)	$530	$1.61	$122	$(152)	$(30)	$(0.08)
Income attributable to noncontrolling interests	193	(85)	108	0.33	94	(41)	53	0.14
Income attributable to Altus preferred unit limited partner	—	—	—	—	30	—	30	0.08

Net income (loss) attributable to common stock	979	(557)	422	1.28	(2)	(111)	(113)	(0.30)

Adjustments: *
Asset and unproved leasehold impairments	16	(3)	13	0.04	23	(8)	15	0.04
Noncontrolling interest & tax barrel impact on Egypt adjustments	1	(1)	—	—	(1)	—	(1)	—
Valuation allowance and other tax adjustments **	—	182	182	0.55	—	60	60	0.16
Loss on extinguishment of debt	—	—	—	—	105	(22)	83	0.22
Unrealized derivative instrument (gain) loss and related Altus Preferred impacts	36	(8)	28	0.08	(36)	8	(28)	(0.08)
Loss on previously sold Gulf of Mexico properties	—	—	—	—	446	(94)	352	0.93
Kinetik equity investment mark-to-market loss	30	—	30	0.09	—	—	—	—
Transaction, reorganization & separation costs	4	(2)	2	0.01	4	(1)	3	0.01
(Gain) loss on divestitures, net	(31)	6	(25)	(0.08)	2	(1)	1	—
Other	(2)	1	(1)	—	—	—	—	—

Adjusted earnings (Non-GAAP)	$1,033	$(382)	$651	$1.97	$541	$(169)	$372	$0.98

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2022				September 30, 2021
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$4,932	$(1,389)	$3,543	$10.43	$1,237	$(409)	$828	$2.18
Income attributable to noncontrolling interests	671	(289)	382	1.13	277	(113)	164	0.43
Income (loss) attributable to Altus preferred unit limited partner	(70)	—	(70)	(0.21)	73	—	73	0.19

Net income attributable to common stock - Basic	4,331	(1,100)	3,231	9.51	887	(296)	591	1.56
Effect of dilutive securities ***	—	—	—	—	(10)	—	(10)	(0.03)

Net income attributable to common stock	4,331	(1,100)	3,231	9.51	877	(296)	581	1.53

Adjustments: *
Asset and unproved leasehold impairments	22	(4)	18	0.05	44	(12)	32	0.09
Noncontrolling interest & tax barrel impact on Egypt adjustments	1	(2)	(1)	—	(2)	—	(2)	(0.01)
Valuation allowance and other tax adjustments **	—	(179)	(179)	(0.52)	—	(43)	(43)	(0.11)
Loss on extinguishment of debt	67	(14)	53	0.15	104	(22)	82	0.22
Unrealized derivative instrument loss and related Altus Preferred impacts	47	(18)	29	0.08	22	(4)	18	0.05
Loss on previously sold Gulf of Mexico properties	—	—	—	—	446	(94)	352	0.93
Kinetik equity investment mark-to-market gain	(23)	—	(23)	(0.06)	—	—	—	—
Effect of dilutive securities **	—	—	—	—	10	—	10	0.03
Transaction, reorganization & separation costs	21	(6)	15	0.05	8	(2)	6	0.02
Gain on divestitures, net	(1,180)	125	(1,055)	(3.11)	(65)	14	(51)	(0.14)
Other	(5)	1	(4)	(0.01)	(1)	—	(1)	(0.01)

Adjusted Earnings (Non-GAAP)	$3,281	$(1,197)	$2,084	$6.14	$1,443	$(459)	$984	$2.60

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**	Includes $230 million related to the remeasurement of the June 30, 2022 U.K. deferred tax liability in connection with the Energy (Oil and Gas) Profits Levy Act 2022.
***

The assumed conversion of Altus’ Preferred Unit limited partner is primarily associated with unrealized gains on the Preferred Unit embedded derivative. These amounts are antidilutive for the nine-months ended 2021.